UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 3, 2014
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On April 3, 2014, the Company issued a press release announcing that Conductive Inkjet Technology Limited (CIT) and Uni-Pixel Displays, Inc. (Uni-Pixel) (NASDAQ: UNXL) have agreed to settle their on-going litigation in the U.S. and the UK.

CIT has agreed to withdraw its UK claims that Uni-Pixel has used CIT’s confidential information for a number of unauthorized purposes relating to its current technology, its past technology and also two of its patent filings. Uni-Pixel has agreed to withdraw its U.S. claims for declarations that it did not do what CIT alleges, and that CIT breached an agreement between the parties by issuing its claims in the UK courts.

CIT further agreed to release any current and future claims to Uni-Pixel’s past and current technology, patents, and other property based on the subject matter of the suits. Uni-Pixel further agreed to grant CIT certain limited rights to use technology that would be protected by the patents arising from the disputed patent filings. No money will change hands as part of the settlement.  The parties agree that Uni-Pixel owes no further duty of confidentiality to CIT regarding any CIT technology. There are no admissions of any wrong-doing in connection with this dispute.

The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated April 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2014	By:	/s/ Jeffrey Tomz
		Name:	Jeffrey Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 3, 2014.